UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 5, 2009

(Date of Earliest Event Reported)

Clarient, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22677	75-2649072
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

31 Columbia, Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

(949) 425-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 8, 2008, Clarient, Inc. (“Clarient”) entered into a License Agreement (the “License Agreement”) with Prediction Sciences, LLC, a Delaware limited liability company (“Prediction Sciences”), pursuant to which Prediction Sciences granted Clarient an exclusive license (the “License”) to use its mathematical algorithm in connection with Clarient’s Insight®Dx Breast Cancer Profile, a multiple marker profile used in the clinical prognosis of breast cancer (“Licensed Products”).  As partial consideration for the License, Clarient agreed to pay Prediction Sciences an aggregate of $50,000 in cash and to issue Prediction Sciences an aggregate of up to 350,000 shares of Clarient’s common stock (“Fee Shares”) upon the achievement of certain milestones set forth in the License Agreement.  Of such milestones, $25,000 in cash was paid by Clarient to Prediction Sciences in January 2008, along with 25,000 shares of Clarient common stock.  An additional $50,000 in cash was paid by Clarient to Prediction Sciences in May 2009 for certain of its related research and development activities for the benefit of Clarient.  In addition, Clarient agreed to pay Prediction Sciences a royalty based upon net sales of Licensed Products in accordance with the royalty structure set forth in the License Agreement.  The License Agreement commenced on January 8, 2008, will continue until January 8, 2015 and will thereafter automatically renew for successive one (1) year terms until either party provides written notice of such party’s intent to terminate the License Agreement.  Clarient did not deem the License Agreement to be a material agreement (as defined in the general instructions to Item 1.01 of Form 8-K and in Item 601(b)(10) of Regulation S-K) when it was originally entered.  As a result, Clarient did not disclose the License Agreement under a Current Report on Form 8-K or file the License Agreement as an exhibit to any of its periodic reports.

On October 5, 2009, Clarient and Prediction Sciences entered into an amendment to the License Agreement (the “Amendment”) which, among other things, increased the total number of Fee Shares issuable upon the achievement of various tranches within five major milestones from 350,000 to 400,000 common shares, amended the criteria of certain milestones set forth in the License Agreement, and adjusted certain elements of the royalty structure set forth in the License Agreement.  In addition, Clarient agreed to pay Prediction Sciences an amount not to exceed $130,000 for the purchase of certain breast cancer cohorts in order to perform additional studies to aid in the marketing of the Clarient Insight®Dx Breast Cancer Profile.   As a result of the Amendment and current likelihood of success in Prediction Sciences achieving certain milestones and resulting Fee Shares, Clarient deems the License Agreement, as amended, to be a material agreement.

The foregoing descriptions of the License Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the full texts of the License Agreement and the Amendment, copies of which will be filed with Clarient’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarient, Inc.

Date: October 9, 2009	By:	/s/ RAYMOND J. LAND
	Name:	Raymond J. Land
	Title:	Senior Vice President and Chief Financial Officer